Exhibit 5.1

December 19, 2024
HF Foods Group Inc.
6325 South Rainbow Boulevard, Suite 420
Las Vegas, NV 89118
Re: Form S-3 Registration Statement
Ladies and Gentlemen:
We have acted as counsel to HF Foods Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on or about December 19, 2024 (as amended or supplemented through the date hereof, the “Registration Statement”) including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the registration for proposed issue and sale by the Company from time to time on a delayed or continuous basis for resale by certain selling securityholders (the “Selling Securityholders”) of up to 52,000,000 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), (i) issued and outstanding prior to the date of the Registration Statement (the “Selling Securityholder Shares”), (ii) issuable upon vesting and settlement of outstanding performance restricted stock units (the “Selling Securityholder PSUs”) issued under the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”) and the applicable award agreements (the “Selling Securityholder PSU Shares”) or (iii) issuable upon vesting and settlement of outstanding restricted stock units (the “Selling Securityholder RSUs”) issued under the 2018 Plan and the applicable award agreements (the “Selling Securityholder RSU Shares” and, together with the Selling Securityholder Shares and the Selling Securityholder PSU Shares, the “Selling Securityholder Securities”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Selling Securityholder Securities.
In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Base Prospectus contained therein and the exhibits thereto, the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws, both as currently in effect, and such other documents, corporate records and other instruments, have made such inquiries as to questions of

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fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinions expressed below. We have also assumed that, upon sale and delivery, certificates representing the Selling Securityholder PSU Shares and the Selling Securityholder RSU Shares will have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance of the Selling Securityholder PSU Shares and the Selling Securityholder RSU Shares in uncertificated form will have been duly made in the applicable register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.The outstanding Selling Securityholder Shares are validly issued, fully paid and nonassessable.
2.The Selling Securityholder PSU Shares, when issued and delivered upon vesting and settlement in accordance with the terms of the 2018 Plan, the applicable award agreements and the Selling Securityholder PSUs, will be validly issued, fully paid and non-assessable.
3.The Selling Securityholder RSU Shares, when issued and delivered upon vesting and settlement in accordance with the terms of the 2018 Plan, the applicable award agreements and the Selling Securityholder RSUs, will be validly issued, fully paid and non-assessable.
This opinion letter is based as to matters of law solely on the applicable provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”) as presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations and we express no opinion with respect to choice of law or conflicts of law. With your consent, we have assumed (i) each award agreement setting forth the terms of each RSU award and PSU award granted pursuant to the 2018 Plan is consistent with the 2018 Plan and has been duly authorized and validly executed and delivered by the parties thereto, (ii) at the time of each issuance of the Selling Securityholder RSU Shares and Selling Securityholder PSU Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance, and (iii) the consideration per share for the Selling Securityholder RSU Shares and Selling Securityholder PSU Shares issued pursuant to the 2018 Plan and the applicable award agreements is not less than the par value of the Company’s Common Stock.
The foregoing opinions set forth in paragraphs 1–3 above are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.
We consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the Registration Statement under the caption “Legal Matters,” and to the discussion of this opinion under such caption. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Selling Securityholder Securities. By giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP

Arnold & Porter Kaye Scholer LLP